                                                                  Exhibit 10(b)








                    MINNESOTA POWER AND AFFILIATED COMPANIES


                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                         (As Amended and Restated
                          Effective August 1, 1994)

                                TABLE OF CONTENTS


                                                                           Page

SECTION 1.            ESTABLISHMENT AND PURPOSE..............................1

        1.1           Establishment of Plan..................................1
        1.2           Purpose of the Plan....................................2

SECTION 2.            DEFINITIONS............................................3

        2.1           Definitions............................................3
        2.2           Gender and Number......................................4

SECTION 3.            ELIGIBILITY AND PARTICIPATION..........................4

        3.1           Eligibility............................................4
        3.2           Participation..........................................5

SECTION 4.            BENEFITS...............................................5

        4.1           Amount of Deferred Compensation........................5
        4.2           Allocation of Deferred Compensation...................10
        4.3           Elections for Payment Options.........................10
        4.4           Normal Form of Payment of Benefits....................12
        4.5           Maintenance of Accounts...............................12
        4.6           Payment of Amount Credited
                      Under Section 4.1(b)..................................14
        4.7           Payment of Unpaid Benefits
                      Upon Participant's Death..............................14
        4.8           Distribution Upon Termination
                      Other Than Retirement, Death or Disability............14
        4.9           Distribution Upon Disability..........................15

SECTION 5.            ADMINISTRATION........................................15

        5.1           Committee.............................................15
        5.2           Uniform Rules.........................................16
        5.3           Notice of Address.....................................16
        5.4           Records...............................................16
        5.5           Claims Procedure......................................16
        5.6           Change of Law.........................................17
        5.7           Generation-Skipping Tax...............................17

                                                                           Page
SECTION 6.            GENERAL PROVISIONS....................................18

        6.1           Nonassignability......................................18
        6.2           Incompetency..........................................18
        6.3           Employment Rights.....................................18
        6.4           No Individual Liability...............................19
        6.5           Illegality of Particular Provision....................19
        6.6           Contractual Obligations...............................19

SECTION 7.            AMENDMENT AND TERMINATION.............................19

        7.1           Amendment and Termination.............................19
        7.2           Reorganization of the Company.........................19

SECTION 8.            APPLICABLE LAWS.......................................20

        8.1           Applicable Laws ......................................20

                    MINNESOTA POWER AND AFFILIATED COMPANIES
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                            (As Amended and Restated
                            Effective August 1, 1994)



                      SECTION 1. ESTABLISHMENT AND PURPOSE

         1.1 Establishment of Plan. MINNESOTA POWER & LIGHT COMPANY (the "Company" and also sometimes "Minnesota Power") established, effective as of July 1, 1980, a Supplemental Retirement Plan for eligible executives of the Company, such Plan to be known as the SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (THE "PLAN"). The Plan was established in order to provide supplemental current or retirement benefits payable as provided hereafter solely from the general assets of the Company. The Plan is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title 1 of the Employee Retirement Income Security Act of 1974. Effective as of January 1, 1981, the Plan was amended to include compensation attributable to the Company's Incentive Compensation Plan in determining benefits under this Plan. Effective as of January 1, 1982, the plan was amended to change the manner in which Incentive Awards are accounted for when determining benefits payable at retirement under
Section 4.1. Effective December 1, 1982, the Plan was amended to change the deferral and cash payment options of the Plan. The Plan was amended including revisions through and including May 10, 1983, and restated in its entirety as of January 1, 1983. The revisions included a provision to provide benefits that are above the limitations under section 415 of the Internal Revenue Code. Effective January 1, 1984, the Plan was amended to provide for a predetermined interest rate of 10.5% to be used in determining the value of certain benefits under Subsection 4.1(b) (1). Effective January 1, 1987 the Plan was amended to provide for two additional investment choices for monies deferred under the Plan and to make other minor changes to the Plan. Effective August 1, 1987, the Plan has been amended to provide for a fixed rate of return of 8% under Section 4.4(a) for deferral elections made after that date rather than a return that is the greater of 10.5% or the Company's actual overall percentage return on capital, and to make a minor change in the Plan name. Effective May 1, 1988 the Plan was amended so that benefits under Subsection 4.1(c) and (d) are available only to active participants who were age 60 or older as of said date. Effective November 1, 1988, the Plan has been amended to make revisions in certain discretions available to the Company and to eligible participants. Effective January 1, 1990, the Plan has been amended to remove participant choice with respect to the payment of benefits under section 4.1(b). The Plan has also been amended to eliminate the make-up of the 2% CORE benefits, which were eliminated under the Supplemental Retirement Plan to account for the Employee Stock Ownership Plan, and to provide for a make-up of the Employee Stock Ownership Plan Partnership account allocation contribution. Effective August 1, 1992, the Plan was amended to change the date retirement benefits are due and payable from the last day of the month to the first day of the month. Effective March 1, 1994, the Plan was amended to calculate the monthly benefit provided under Section 4.1(b) using a final average earnings calculation which combines Results Sharing with Incentive Compensation. Effective August 1, 1994, the Plan was amended at Section 3.1 eliminate the eligibility option of annual compensation in excess of $100,000, to allow voluntary deferrals up to 15% of annual salary less deferrals allowable pursuant to the Supplemental Retirement Plan, to provide for a present value calculation at Section 4.1(d) using the interest assumption used for funding purposes under the Minnesota Power and Affiliated Companies Employees Retirement Plan A, to change options for measuring indexes for monies deferred under the Plan provided in Section 4.5, and to make other minor administrative changes.

         1.2 Purpose of the Plan. It is the purpose of this Plan to provide eligible executives with benefits that will compensate them for limitations which apply to the Minnesota Power and Affiliated Companies Supplemental Retirement Plan (sometimes hereinafter the "Supplemental Retirement Plan") and the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan and Trust (sometimes hereinafter the "Employee Stock Ownership Plan") and to provide for the inclusion of compensation attributable to the Minnesota Power and Affiliated Companies Incentive Compensation Plan (sometimes hereinafter the
"Incentive Compensation Plan"), effective January 1, 1981, in determining benefits under this plan.

                             SECTION 2. DEFINITIONS

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided herein, and when the defined meaning is intended, the term is capitalized:

         (a) "Committee" means the committee with authority to administer the Plan as provided under Subsection 5.1.

         (b) "Company" means Minnesota Power & Light Company, also sometimes referred to as Minnesota Power, and its affiliated companies, Superior Water, Light and Power Company and Topeka Group, Inc.

         (c) "Compensation" means the annual compensation of the employee for the Plan year (excluding expense reimbursements and payment of any Incentive Award previously deferred in a prior Plan year under the Incentive Compensation Plan) as stated in the payroll records of the Company and reportable on Treasury Form W-2 (or any comparable successor form), including any amounts paid as bonuses or as other special pay which the Company pays to the employee during such year, plus any amount of annual compensation pay converted to employee benefit contributions or contributions to the Company's Executive Investment Plan I or Executive Investment Plan II, plus any Incentive Award eligible for payment but first deferred during such year, but excluding any amounts paid under this Plan and imputed income (whether such imputed income is from automobile use, life insurance premiums or any other source). In the case of an employee who is employed jointly by the Company and an affiliated company (as defined under the Supplemental Retirement
              Plan) Compensation as defined in this subsection shall include amounts received from all such companies. Compensation shall not include amounts which an employee elects to receive in cash or defers under this Plan, under the Supplemental Retirement Plan or under the Flexible Compensation Plan for Nonunion Employees (sometimes referred to hereinafter as the Flexible Compensation Program).

         (d) "Pay" means the annual salary as of October 1 of the year prior to the year for which an allocation is made under this Plan. In the case of a participant who is employed jointly by the Company and an affiliated company (as defined in the Supplemental Retirement
              Plan), Pay as defined in this subsection shall include amounts received from all such companies.

         (e) "Retire" and "Retirement" mean a participant's termination of employment after attaining "Early Retirement Age" as defined in the Supplemental Retirement Plan.

         (f) "Incentive Award" means the annual award received by a participant under the Company's Incentive Compensation Plan, and/or the Company's Strategic Goals Incentive Compensation Program.

         (g) "Supplemental Salary Reduction Agreement" means an agreement entered into by a participant and the Company in December of a Fiscal year under which the participant irrevocably agrees to forego up to 15% of compensation that would otherwise be paid to the participant during the next Fiscal Year less amounts allowable to be contributed on behalf of the participant pursuant to Subsection 3.2(b) of the Supplemental Retirement Plan.

         2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

                    SECTION 3. ELIGIBILITY AND PARTICIPATION

         3.1 Eligibility. Any employee of the Company who is a participant in the Minnesota Power and Affiliated Companies Supplemental Retirement Plan, in the Minnesota Power and Affiliated Companies Incentive Compensation Plan, in the Minnesota Power and Affiliated Companies Retirement Plan A, in the Minnesota Power and Affiliated Companies Flexible Compensation Plan for Nonunion Employees and in the Minnesota Power and Affiliated Companies Employee Stock Ownership Plan shall be eligible to participate In this Plan beginning with the first calendar year in which such employee becomes eligible to receive Incentive Awards under the Minnesota Power and Affiliated Companies Incentive Compensation Plan.

         3.2 Participation. Each employee who meets the requirements of Subsection 3.1 shall become a participant on the day upon which the employee receives an Incentive Award under the Minnesota Power and Affiliated Companies Incentive Compensation Plan.

An employee who becomes a participant shall remain eligible to have an account in the Plan as a participant hereunder, without regard to Compensation and/or Incentive Awards received in subsequent years, until the first to occur of (i) the employee's Retirement, or (ii) the date upon which the employee's employment terminates for any reason.

An employee who was a participant, but is not currently eligible for benefits will not receive account additions described in Section 4.

                               SECTION 4. BENEFITS

         4.1  Amount of Deferred Compensation.

         (a) For each calendar year ending on or after December 31, 1980, and except as hereinafter specifically provided in this
              Section 4, the Company shall credit each participant who qualifies:

              (1) An amount, if greater than zero, equal to seven percent of Compensation (excluding imputed income reported on Treasury Form W-2) in excess of Social Security Wage Base for such year less the total of
                     (i) the Employee Stock Ownership Plan's Partnership allocation percent of such plan year, and (ii) three percent of the participant's Pay plus Incentive Award for such year (provided, however, that this section 4.1(a) (1) shall only apply to those employees who are in Management Salary Grade IV and above before July 1, 1980.

              (2) An amount equal to three percent of (i) the total of the participant's Incentive Award for such year, plus
                     (ii) the amount of the participant's annual salary for the prior year that has been deferred pursuant to the terms of the Minnesota Power and Affiliated Companies Executive Investment Plan I and the Minnesota Power and Affiliated Companies Executive Investment Plan II, plus any amount of the participant's annual salary not included in calculating benefits under the Company's Flexible Compensation Program for nonunion employees for such year due to limitations under Code Section 404(I).

              (3) An amount equal to a percentage of the total of the participant's Incentive Award for such year plus the amount of the participant's annual salary for the prior year that has been deferred pursuant to the terms of the Minnesota Power and Affiliated Companies Executive Investment Plan I and the Minnesota Power and Affiliated Companies Executive Investment Plan II, plus any amount of the participant's annual salary not included in calculating benefits under the Company's Flexible Compensation Program for nonunion employees for such year due to limitations under Code
                     Section 404(I), such percentage to equal the percentage attributable to the participant under the Company's Flexible Compensation Program for nonunion employees for such year for life insurance coverage.

              (4)    An amount equal to the greater of:
                     (a)   two percent, or

                     (b) the applicable percent being contributed under Subsection 4.1(g) of the Company's Employee Stock Ownership Plan of the following:

                           (i)   the total of the participant's
                                            Incentive Award for such year, plus

                           (ii) the amount of the participant's annual salary for the prior year that has been deferred pursuant to the terms of the Minnesota Power and Affiliated Companies Executive Investment Plan I and II, plus any amount of the participant's annual salary not included in calculating benefits under the Company's Flexible Compensation Program for nonunion employees for such year due to limitations under Code Section 404(I).

              (5)    An amount,  if greater than zero,  equal to (i) minus
                     (ii) provided the actual Company contribution for the participant to the Supplemental Retirement Plan and the Employee Stock Ownership Plan for the calendar year is the maximum amount permitted under Section 415 of the Internal Revenue Code.

                     (i) The maximum Company contribution that could be made to the Supplemental Retirement Plan and the Employee Stock Ownership Plan for the calendar year if the limitations on annual additions under Section 415 of the Internal Revenue Code did not exist.

                     (ii) The actual Company  contribution made to the
                          Supplemental Retirement Plan and the Employee Stock Ownership Plan for the calendar year.

         (b) An amount, equal to the amount for which a participant has elected to reduce his or her annual salary pursuant to a Supplemental Salary Reduction Agreement for the prior year, not to exceed 15% of the participant's annual salary less the amount allowable to be deferred under the Supplemental Retirement Plan.

         (c) At the Retirement of a participant, the Company shall credit each participant who qualifies under Subsection 3.2 with deferred compensation equal to the present worth, actuarially determined, of (1) minus (2) provided the difference is greater than zero.

              (1) The monthly retirement benefit that would be provided by Retirement Plan A if (i) the largest sum of four Incentive Awards plus Results Sharing (if any) during any consecutive 48-month period in the most recent 15-year period had been added to the total of the Final Average Earning computation in Subsection 2.1(g) of Retirement Plan A (calculated by not including Results Sharing Awards) (the periods covering Final Average Earnings and the four consecutive Incentive Awards plus Results Sharing need not cover the same 48-month period, but Incentive Awards and Results Sharing Awards must have been awarded during the same year), plus any deferral of annual salary (during the period for which Final Average Earnings are computed) pursuant to the Minnesota Power and Affiliated Companies Executive Investment Plan I and the Minnesota Power and Affiliated Companies Executive Investment Plan II, plus any annual salary not included in calculating benefits under Retirement Plan A due to limitation under code Section 404(I), and (ii) the limitation on annual benefits contained in Section 415 of the Internal Revenue Code did not exist.

              (2) The actual monthly retirement benefit provided by Retirement Plan A.

              In determining  present worth,  both the dollar  limitation  under
              Section 415 of the Internal Revenue Code and the Consumer Price Index used to calculate the cost-of-living adjustments under Subsection 4.8 of Retirement Plan A, shall be assumed to increase after the participant's Retirement at the same average annual rate as the increase in the Consumer Price Index for the five year period ending on the later of the June 30th or the December 31st immediately preceding Retirement. The present worth calculation also shall be subject to the continuation of a portion of the retirement benefit to the surviving spouse following the death of the retired participant in a manner similar to Subsection 4.1(c) or 4.2(c) of Retirement Plan
              A. The interest rate to be used in determining present worth shall be an annual percentage rate of 8%.

         (d) At the death of a participant who has attained age 50 and 10 years of service, and who qualifies under Subsection 3.2 and for whom a survivor income benefit is payable under Subsection 4.10 of Retirement Plan A, the Company shall credit the participant with deferred compensation equal to the present worth, actuarially determined, of (1) minus (2) provided the difference is greater than zero.

              (1) The monthly survivor income benefit that would be provided under Subsection 4.10(b) (2) of Retirement Plan A if any amount of base salary deferred pursuant to the Company's Executive Investment Plans I and II had been included in calculating the participant's "monthly rate of compensation from the Employer."

              (2) The actual monthly survivor income benefit provided under Subsection 4.10(b)(2) of Retirement Plan A.

              In determining  present worth under (c) above,  the Consumer Price
              Index used to calculate the cost-of-living adjustments under Subsection 4.8 of Retirement Plan A shall be assumed to increase after the participant's death at the same average annual rate as the increase in the Consumer Price Index for the five year period ending on the later of the June 30th or the December 31st immediately preceding death. The interest rate to be used in determining present worth shall be an annual percentage rate used for purposes of calculating funding necessary for Retirement Plan
              A. The probability of remarriage by the surviving spouse shall be taken into account in determining present worth.

         4.2 Allocation of Deferred Compensation. The deferred compensation amounts specified in the preceding subsection shall be allocated to the account of a participant at the end of the Plan year only if one of the following conditions is satisfied:

         (a) The participant is in the employment of the Company on the last day of the calendar year;

         (b) The participant died while employed by the Company during such calendar year;

         (c)  The participant Retired during such calendar year;

         (d) The participant terminates his or her employment on account of disability (as defined in the Supplemental Retirement Plan) during such calendar year; or

         (e) The participant was on leave of absence at the close of such calendar year and received Compensation from the Company during such year.

         4.3  Elections for Payment Options.

         (a) Subject to the provisions of Subsections 4.6, 4.7, 4.8 and 4.9 hereof, each participant shall have the right to elect to have all or any portion of the benefit amounts allocated to said participant under Subsection 4.2 for a calendar year paid under one of the following options:

              (1)   In cash (either partially or totally);

              (2) deferred to a date specified by the participant (at which time such benefit amounts shall be paid in cash), with the latest deferral date to be the earlier of (i) the first April 1st to occur after the participant attains age 70 1/2 or (ii) such date selected by the participant up to five years after the date of the participant's Retirement; or

              (3)   deferred to the earlier to occur of the following events:

                    (i) The Retirement of the participant or, if elected, up to five years after Retirement but in no event later than the first April 1st to occur after the participant attains age 70 1/2 (in which case the participant may also elect to receive the participant's benefit amount in equal monthly installments commencing on the first day of the month following the date of the participant's Retirement) or the first day of the month after such later date as is elected by the participant as hereinabove provided in this Subsection 4.3(a) (3) (i), and continuing thereafter for a period of fifteen (15), ten (10) or five (5) years, as is elected by the participant.

                    (ii)  the death of the participant.

                    (iii) the disability of the participant.

                    (iv) the termination of the participant's employment other than at Retirement.

                    Elections under this Subsection 4.3 must be made in writing to the committee prior to the end of the calendar year preceding the year in which benefits are allocated under Subsection 4.2. Such election shall be irrevocable.

         (b) Within a reasonable time after the end of each calendar year, but after the participant's allocation for such year has been determined, the Company shall pay to the electing participant, by check, the amount of the participant's allocation which the participant has elected to take in cash for the preceding calendar year.

         (c) If an election is not in effect on the first day of a calendar year, that portion of the participant's deferred compensation amount for such calendar year shall be irrevocably entered on the books of the Company as an account in the name of the participant to be deferred, adjusted, and paid in accordance with the provisions of Section 4.4.

         (d) If payments to a participant are to be made in installments, then the Committee shall calculate the size of each monthly installment under procedures consistent with those used under the Company's Executive Investment Plan I and Executive Investment Plan II. If payments to a participant are to be made in installments, then the supplemental account of the participant shall continue to be adjusted as of the last day of each calendar year as provided in paragraph (a) of Subsection 4.5.

         4.4  Normal Form of Payment of Benefits.

         (a) Unless a participant elects otherwise in accordance with Subsection 4.3, the Company shall pay each participant the balance credited to the participant's supplemental account in a single sum during the calendar year following the year in which the
              participant   Retires,   dies,   becomes  disabled  or  terminates
              employment. Payment shall be made within 30 days after the calculation of amounts deferred under this plan is actually made for the year. Amounts paid shall be reduced by any amounts required to be withheld by state or federal law.

         4.5  Maintenance of Accounts.

         (a) The Company shall establish and maintain, in the name of each participant, an individual account, to be known as the supplemental account, which shall be credited each year with earnings or losses on the balance outstanding as of the end of the preceding year and with the amount of the annual allocation which the participant does not elect to receive in cash.

              For each calendar year the Committee shall adjust the balance, if any, of the participant's supplemental account as of the last day of the preceding calendar year ("Accounting Date"), by multiplying such amount (including any deferred compensation amounts credited as of such date on account of the preceding year) by one of the multipliers approved by the Employee Benefits Committee, with participant to choose a multiplier or multipliers annually in advance to be effective for the succeeding year.

              If the participant has made an election to transfer supplemental account balances among the aforementioned multipliers during the calendar year, such applicable multipliers shall be prorated to reflect that portion of the year that the supplemental account balances were invested in each investment fund. The participant may elect to transfer supplemental account balances among the aforementioned investment fund multipliers effective for any month. The aforementioned investment fund multipliers shall be used only as a performance reference for the participant's supplemental account, and such supplemental account need not be invested in such investment funds by the Committee.

              The Committee shall then add to such supplemental account balance, as adjusted for earnings or losses during the year. the allocation of deferred compensation amounts, If any, that the participant has not elected to receive in cash for the calendar year.

         (b) The supplemental account of each participant shall be entered on the books of the Company and shall represent a liability, payable when due under this Plan, out of the general assets of the Company. Prior to benefits becoming due hereunder, the Company shall expense the liability for payment of such accounts in accordance with policies determined appropriate by the Company's auditors.

         (c) In years when deferred compensation elections are made available under the Company's Executive Investment Plans I and II, each participant shall be entitled to transfer his or her individual account as a Rollover Amount to the Minnesota Power and Affiliated Companies Executive Investment Plan I or the Minnesota Power and Affiliated Companies Executive Investment Plan II, all subject to the specific terms and restrictions in said Plans, provided that the transfer of an individual account as a Rollover

              Amount shall not result in a deferral or acceleration of the date or dates on which such Rollover Amount would have been received under the terms of this Plan had no transfer occurred.

         4.6 Payment of Amount Credited Under Section 4.1(c) Notwithstanding the provisions of Section 4.3, the amount credited to a participant upon Retirement under Section 4.1(c) shall be paid in equal monthly installments commencing on the last day of the month following the date of the Participant's Retirement and continuing for a period of 15 years. Monthly installments shall be calculated in accordance with the provisions of Section 4.3.

         4.7 Payment of Unpaid Benefits Upon Participant's Death. If a participant dies while employed by the Company or if a Retired participant dies before receiving all payments which such participant is entitled to receive pursuant to Subsections 4.4, 4.6 or pursuant to an election made under Subsection 4.3 hereof, the amount then standing to the credit of such participant on his or her supplemental account shall be paid in the subsequent calendar year following the date of the participant's death to the participant's beneficiary. A subsequent payment shall be made in a single sum within 30 days after allocation of amounts payable under this plan is actually made for the year in which the participant's date of death occurs.

Each participant may designate, by letter to the Committee, a beneficiary to receive any payment to be made hereunder after the death of the participant. The designation shall take effect upon receipt of the letter by the Committee. A participant may change his or her designated beneficiary or beneficiaries from time to time and each such letter of designation shall revoke any previous designation. If no beneficiary has been designated, or if all designated beneficiaries have predeceased the participant, the deceased participant's estate shall be the participant's beneficiary. If a designated beneficiary shall survive the participant but all designated beneficiaries shall die prior to complete distribution of the benefit payable with respect to the participant, the deceased participant's beneficiary shall be the estate of the last surviving designated beneficiary.

         4.8 Distribution Upon Termination Other Than Retirement, Death or Disability. If a participant's employment with the Company terminates for any reason other than Retirement, death or disability, the balance to the credit of the participant's supplemental account as of the Accounting Date immediately preceding or coincident with the date of the participant's termination of employment, shall be paid to the participant in a single sum upon the date of the participant's separation from service, or within 30 days thereafter. If a participant entitled to a benefit under this section dies prior to receiving payment, then such payment shall be made to the participant's beneficiary.

         4.9 Distribution Upon Disability. In the event a participant terminates his or her employment on account of disability (as defined in the Supplemental Retirement Plan) prior to Retirement, the balance to the credit of the participant's supplemental account shall be paid to the participant in a single sum in the year after such termination of employment occurs. Payments shall be made within 30 days after the calculation of amounts payable under this plan is actually made for the year in which the participant separated from service on account of disability. If a participant entitled to a benefit under this section dies prior to receiving payment, then such payment shall be made to his or her beneficiary.

                          SECTION 5. ADMINISTRATION

         5.1 Committee. This Plan shall be administered by the committee appointed by the Board of Directors of the Company and known as the Employees' Benefit Plans Committee (the "Committee").

The interpretation and construction by the Committee of any provisions of the Plan shall be final unless otherwise determined by the Board of Directors. Subject to the Board, the Committee is authorized to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary for its administration.

Without limiting the generality of the foregoing, the Committee shall have the authority to calculate amounts allocable to participants, to maintain and adjust supplemental accounts, and to calculate the percentage net return on account balances.

         5.2 Uniform Rules. In administering the Plan, the Committee will apply uniform rules to all participants similarly situated.

         5.3 Notice of Address. Any payment to a participant or beneficiary, at the last known post office address on file with the Company, shall constitute a complete acquittance and discharge to the Company and any director or officer with respect thereto unless the Company shall have received prior written notice of any change in the address, condition, or status of the distributee. Neither the Company nor any director or officer shall have any duty or obligation to search for or ascertain the whereabouts of any participant or his beneficiary.

         5.4 Records. The records of the Committee with respect to the Plan shall be conclusive on all participants. all beneficiaries, and all other persons whomsoever.

         5.5 Claims Procedure. If any claim for benefits under the Plan is wholly or partially denied, the claimant shall be given notice in writing, within a reasonable period of time after receipt of the claim by the plan, by registered or certified mail, of such denial, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for such denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. The Claimant also shall be advised that he or his duly authorized representative may request a review by the Committee of the decision denying the claim by filing with the Committee, within 60 days after such notice has been received by the claimant, a written request for such review, and that the Claimant may review pertinent documents, and submit issues and comments in writing within the same 60-day period. If such request is so filed, such review shall be made by the Committee within 60 days after receipt of such request; and the claimant shall be given written notice of the decision resulting from such review, and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

         5.6 Change of Law. The Committee may make payments of any benefits or deferred amounts to be paid under the Plan, to any participant or participants, or to the beneficiary of any participant or participants, in advance of the date when otherwise due, (i) if, based on a change in federal tax law or regulation, published rulings or similar announcements by the Internal Revenue Service, decision by a court of competent jurisdiction involving the Plan, a participant or a beneficiary, or a closing agreement made under Section 7121 of the Internal Revenue Code of 1986 that involves the Plan, a participant or a beneficiary, it determines that a participant or beneficiary will recognize income for federal income tax purposes with respect to amounts that are otherwise not then payable under the Plan; or (ii) if it shall be determined that the Plan is subject to the requirements of Parts 2 and 3 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, because such Plan is not maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

         5.7 Generation-Skipping Tax. Notwithstanding any provisions in this Plan to the contrary, the Committee may withhold any benefits payable to a beneficiary as a result of the death of the participant (or the death of any beneficiary designated by the participant) until such time as (i) the Committee is able to determine whether a generation-skipping transfer tax, as defined in Chapter 13 of the Internal Revenue Code of 1986, or any substitute provision therefor, is payable by the Company; and (ii) the Committee has determined the amount of generation-skipping transfer tax that is due, including interest thereon. If any such tax is payable, the Committee shall reduce the benefits otherwise payable hereunder to such beneficiary by the amount necessary to provide said beneficiary with a benefit equal to the amounts that would have been payable if the original benefits had been calculated on the basis of a value for the participant's supplemental account reduced by an amount equal to the generation-skipping transfer tax and any interest thereon that is payable as a result of the death in question. The Committee may also withhold from distribution by further reduction of the then net value of benefits calculated in accordance with the terms of the previous sentence such amounts as the Committee feels are reasonably necessary to pay additional generation-skipping transfer tax and interest thereon from amounts initially calculated to be due. Any amounts so withheld, and not actually paid as a generation-skipping transfer tax or interest thereon, shall be payable as soon as there is a final determination of the applicable generation-skipping tax and interest thereon.


                          SECTION 6. GENERAL PROVISIONS

         6.1 Nonassignability. Benefits under the Plan are not in any way subject to the debts of other obligations of the persons entitled thereto and may not voluntarily or involuntarily be sold, transferred, or assigned.

         6.2 Incompetency. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, statutory committee, or other person legally vested with the care of his or her estate has been appointed. In the event that the Committee finds that any person to whom a benefit Is payable under the PIan is unable to properly care for his or her affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

In the event a guardian or conservator or statutory committee of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payment shall be made to either guardian or conservator or statutory committee provided that proper proof of appointment is furnished in a form and manner suitable to the Committee. Any payment made under the provisions of this subsection shall be complete discharge of liability therefor under the Plan.

         6.3 Employment Rights. The establishment of the Plan shall not be construed as conferring any legal rights upon any participant or any other person for a continuation of employment, nor shall it interfere with the rights of the Company to discharge any person and/or treat such person without regard to the effect which such treatment might have upon or her as a person covered by this Plan.

         6.4 No Individual Liability. It is declared to be the express purpose and intention of the Plan that no liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Company, or any representatives appointed hereunder by the Company, under or by reason of any of the terms or conditions of the Plan.

         6.5 Illegality of Particular Provision. If any particular provision of the Plan shall be found to be illegal or unenforceable, such provision shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

         6.6 Contractual Obligations. It is Intended that the Company is under a contractual obligation to make payments to participants from the general funds and assets of the Company in accordance with the terms and conditions of the Plan, with such payments to reduce the amounts allocated to the participant's account hereunder. A participant shall have no rights to such payments. other than as a general, unsecured creditor of the Company.


                      SECTION 7. AMENDMENT AND TERMINATION

         7.1 Amendment and Termination. The Company expects the Plan to be permanent, but since future conditions affecting the Company cannot be anticipated or foreseen, the Company must necessarily and does hereby reserve the fight to amend, modify, or terminate the Plan at any time by written resolution of its Board of Directors. Provided, however, no amendment, termination or other change in the Plan shall reduce the amount allocated to the account of a participant on the date of such amendment, termination or other change, which account balance shall be payable to such participant or such participant's beneficiary as provided herein.

         7.2 Reorganization of the Company. In the event of a merger or consolidation of the Company, or the transfer of substantially all of the assets of the Company to another corporation, such continuing, resulting or transferee corporation shall have the right to continue and carry on the Plan and to assume all liabilities of the

Company hereunder without obtaining the consent of any participant or beneficiary. If such successor shall assume the liabilities of the Company hereunder, then the Company shall be relieved of all such liability, and no participant or beneficiary shall have the right to assert any claim against the Company for benefits under or in connection with this Plan.

                           SECTION 8. APPLICABLE LAWS

         8.1 Applicable Laws. The Plan shall be governed by and construed according to the laws of the State of Minnesota.

         IN WITNESS WHEREOF, Minnesota Power & Light Company, has caused this instrument to be executed by its duly authorized officers and its corporate seal to be hereunto affixed.

                                           MINNESOTA POWER & LIGHT COMPANY



                                           By  R.D. Edwards
                                               --------------------------------

                                           Its  Executive Vice President
                                               --------------------------------

ATTEST:

By  Philip R. Halverson
    --------------------------------

Its Secretary
    --------------------------------